Exhibit 10.9

THIRD AMENDMENT TO LEASE.

THIS THIRD AMENDMENT TO LEASE (“Amendment”) is made and entered into as of the 2nd day of June, 2022, by and between VEL REAL ESTATE IJOLDINGS, LLC, a Delaware limited liability company, (‘1Landlord”) and SQUAREX, LLC, a Minnesota liability company, (“Tenant”).

RECITALS

A.	Landlord and Tenant entered into a certain Lease dated November 28, 2018 (“Lease”), pursuant to which Tenant leased from Landlord approximately 994 rentahle square feet of laboratory space (Lab IOI0) in the building located at I000 Westgate Drive, St. Paul, Minnesota.

B.	Landlord and Tenant entered into a First Amendment to Lease dated June 21, 2021, pursuant to which Tenant assigned its Lease and all subsequent amendments to SquareX, LLC.

C.	Landlord and Tenant entered into a Second Amendment to Lease dated June 22, 2021, pursuant to which Tenant extended the Tenn of its Lease with a new expiration date of June 30, 2022.

D.	Tenant desires and Landlord agrees to modify Tenant’s Lea _e, subject to and in accordance with the tenns and conditions of this Amendment.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Recitals Incorporated. The Recitals set forth above are hereby ratified by Landlord and Tenant and are by this reference incorporated into this Amendment.

2. Revisions to Lease. The sections labeled “Base Rent” and “Term” in the

Lease are to include the following:

Base Rent:	As of July 1, 2022, Base Rent will increase to $32.00 per rentable square foot or 2,650.67 per month.

Term:	The Tenn for Lab 1010 is currently set to expire on Jwie 30, 2022. Tenant desires and Landlord agrees to extend the Term by one (1) year with a new expiration date of Jnne 30, 2023.

3. Lease to Remain in Full Force and Effect. Except to the extent as expressly provided in this Third Amendment, and not inconsistent with the terms of this Third Amendment, the Lease, will remain in full force and effect, and the terms and conditions of the Lease, to the extent not inconsistent with the terms hereof, shall be binding upon Landlord and Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:

UEL REAL ESTATE HOLDINGS, LLC,
a Minnesota limited liability company

By:	/s/ Thomas W. LaSalle

TENANT:

SQUAREX, LLC, a Minnesota incorporated company

By:	/s/ Hugh McTavish